SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                                     FORM S-8
                                              REGISTRATION STATEMENT
                                                       UNDER
                                            THE SECURITIES ACT OF 1933

                                         THERMO-MIZER ENVIRONMENTAL CORP.
                       (Exact name of registrant as specified in its charter)

                                                     Delaware
            (State or other jurisdiction of incorporation or organization)

                                                    22-2312917
                                           (Employer Identification No.)

                                      528 Oritan Avenue, Ridgefield, NJ 07657
                                     (Address of principal executive offices)

                                               NONQUALIFIED OPTIONS
                                             (Full title of the plan)

                                               Steven Schuster, Esq.
                                              McLaughlin & Stern, LLP
                                                260 Madison Avenue
                                                New York, NY 10016

                                                  (212) 448-1100
             (Telephone number, including area code, of agent for service)



                                          CALCULATION OF REGISTRATION FEE
______________________________________________________________________________


Title of             Amount     Proposed maximum   Proposed maximum
securities            to be      offering price      aggregate
to be registered   registered     per share (1)    offering price (1)  Amount
                                                                        of
                                                                       Regist-
                                                                       ration
                                                                        fee


______________________________________________________________________________


Common Stock,    550,000 shares   $ .90            $495,000           $  170.68
par value
$.001 per share

Common Stock,
25,000 shares,
par value $.001 per share         $1.16            $ 29,000           $   10.00

Class B Warrants   1,150,000      $ .05            $ 55,500           $   19.83
                   warrants

Common Stock,
 par value $.001,
underlying
Class B Warrants 1,150,000 Shares  $3.00         $3,450,000           $1,189.56

         Total                                                        $1,390.07

(1) Pursuant to Rule 457 (h) , the offering price of such shares is estimated solely for the purpose of determining the registration fee.


                  This Registration Statement, including all exhibits and attachments, contains 37 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the Registration Statement.

                                                      PART 1

                  INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

Item 1.  Plan Information

The documents containing the information specified in this Item will be sent or given to individuals who
have been granted awards of nonqualified options by Thermo-Mizer Environmental
 Corp., a Delaware
corporation (the "Registrant"), and are not being filed with, or included in, this Registration Statement on Form
S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange
Commission (the "Commission").

 The Board of Directors of the Registrant has authorized the issuance of nonqualified stock options covering up to 575,000 units, each unit consisting of one share of Common Stock and two Class B Warrants. Options covering 550,000 units, with an exercise price of $1.00 per unit, have been issued to Solay, Inc. and Crystal Line Inc.
("collectively, "Consultant") in consideration for the performance of sourcing merger and acquisition candidates, financial public relations and other consulting services. Options covering 25,000 units, at an exercise price of $1.16 per unit, have been granted to other consultants.

         The options issued to the Consultant are exercisable at a price of $1.00 per unit for a period of five years commencing as follows:

                  (A) Options covering 260,000 units of the award are exercisable upon filing of this Registration Statement.

                  (B) Options covering 40,000 units are exercisable within 90 days of the filing of this Registration Statement, and

                  (C) Options covering the remaining 250,000 units of the award are exercisable on the earlier of (i) the consummation of an acquisition, as defined or (ii) 18 months from the date of grant.

          The options issued to other consultants are exercisable at a price of $1.16 per unit for a period of five years commencing as follows:

                  (A) Options covering 25,000 units of the award are exercisable upon filing of this Registration Statement.

         The Class B Warrants included in the Units are exercisable at an exercise price equal to the greater of
(i) $3.00 per share or (ii) 120% of the offering price of a share of the Registrant's Common Stock in a public offering by the Registrant which offering results in gross proceeds of not less than $3,500,000. The Class B warrants shall be exercisable for a period of five years commencing upon the earlier of (i) the consummation of
an Acquisition, as defined, or (ii) one year from the date on which the Options are granted. The Class B Warrants shall otherwise be on substantially the same terms as the Redeemable Warrants issued by the Registrant in its
initial public offering, including the antidilution provisions.

         An Acquisition shall be deemed to include the purchase by the Registrant (by cash or the issuance of securities, or both) of a corporation, partnership or other entity introduced to the Registrant by Consultant..

Item 2.  Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in this Item will be sent or given to individuals who have been granted awards by the Registrant and are not being filed with, or included in, this Registration
Statement in accordance with the rules and regulations of the Commission.

PART II
INFORMATION REQUIRED IN THE REGISTRATION  STATEMENT

Item 3.  Incorporation of  Certain Documents by Reference

         1. The description of the shares of common stock, par value $.001 per share ("the Common
Stock"), contained in the Registrant's Registration Statement on form 8-A filed with the Commission on October
13, 1995 (File number O-26982) pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), which incorporates by reference the description of the shares of Common Stock contained in the Registration Statement on Form SB-2 (File Number 33-87284-NY) declared effective by the Commission on August 14, 1995.

         2. The Registrant's Registration Statement on Form SB-2 (File Number 33-87284-NY)

         3. The Registrant's annual report on Form 10-KSB for the fiscal year ended June 30, 1995 filed on October 10, 1995.

         4. The Registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 1995.

             5. The Registrant's quarterly report on Form 10-QSB for the quarter ended December 31, 1995.

         6. The Registrant's Registration Statement on Form SB-2 (File Number 33-80961-NY) declared effective by the Commission on February 27, 1996.

         7. The Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 1996.

         All documents filed by the Registrant with the Commission pursuant to Sections 13 (a), 13 (c), 14 or 15
(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicate that all securities offered have been sold or which deregisters all such securities then remaining unsold,
shall be deemed to be incorporated by reverence herein and to be a part hereof from the date of filing of such
documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by
reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated be reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of  Securities

         The description of the shares of common stock, par value $.001 per share ("the Common Stock"), contained in the Registrant's Registration Statement on form 8-A filed with the
 Commission on October 31, 1995
(File number O-26982) pursuant to Section 12 (g) of the Exchange Act of 1934, as amended (the "Exchange
Act"), which incorporates by reference the description of the shares of
 Common Stock contained in the
Registration Statement on Form SB-2 (File Number 33-87284-NY). Such shares are traded on the NASDAQ
SmallCap Market under the symbol "THMZ" and the Boston Stock Exchange under the symbol "THZ."

         The Class B Warrants included in the Units are exercisable at an exercise price equal to the greater of
(i) $3.00 per share or (ii) 120% of the offering price of a share of the Registrant's Common Stock in a public offering by the Registrant which offering results in gross proceeds of not less than $3,000,000. The Class B warrants shall be exercisable for a period of five years commencing upon the earlier of (i) the consummation of
an Acquisition, as defined, or (ii) one year from the date on which the Options are granted. The Class B Warrants shall otherwise be on substantially the same terms as the Redeemable Warrants issued by the Registrant in its
initial public offering, including the antidilution provisions.

         An Acquisition shall be deemed to include the purchase by the Registrant (by cash or the issuance of securities, or both) of a corporation, partnership or other entity introduced to the Registrant by Consultant. The
Class B Warrants included in the Units are exercisable at an exercise price equal to the greater of (i) $3.00 per
share or (ii) 120% of the offering price of a share of the Registrant's Common Stock in a public offering by the Registrant which offering results in gross proceeds of not less than $3,000,000. The Class B warrants shall be exercisable for a period of five years commencing upon the earlier of (i)
 the consummation of an Acquisition, as
defined,  or (ii) one year from the date on which the Options are granted.
The Class B Warrants shall otherwise
be on substantially the same terms as the Redeemable Warrants issued by the
 Registrant in its initial public
offering, including the antidilution provisions.

         An Acquisition shall be deemed to include the purchase by the Registrant (by cash or the issuance of securities, or both) of a corporation, partnership or other entity introduced to the Registrant by Consultant.




Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact
that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity of another corporation or business organization. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding
is such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is
permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the
corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

         Reference is also made to Section 102 (b) (7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of
a director's fiduciary duty, except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful
payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

3,(I)         * Certificate of Incorporation

3(ii)          *By-Laws

4(iii)   Form of Option  issued to Consultant.

4(iv)    Form of Option to be issued to Officers, Directors and Employees.

4(v)     Form of Class B Warrant

5            Opinion of McLaughlin & Stern, LLP regarding the legality of the securities being registered.

10(xi)   Consulting Agreement between the Registrant and Consultant

24.2 Consent of McLaughlin & Stern, LLP (included in, and incorporated by Exhibit 5 hereto).

*Included in, and incorporated by reference to, the Registrant's Registration Statement on Form SB-2 (File
Number 33 87284-NY)..

Item 9.  Undertakings.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this
Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the
offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the

Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise,
the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
 In the event that a claim for
indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a
director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding)
is asserted by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless in the opinion of its counsel the matter has been settles by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES




  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly
caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Ridgefield, State of New Jersey, on this 20th day of September, 1996.

                                            THERMO-MIZER ENVIRONMENTAL CORP.

                                            By:    /s/Jon J. Darcy
                                                     Jon J. Darcy
                                                     President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                   Title                              Date

/s/Jon J. Darcy          President, Chief Executive         September 20, 1996
   Jon J.  Darcy          Officer,  Director


 __________________     Co-Chairman of the Board           September    , 1996
  William Benack               of Directors


/s/Prem Chopra           Chief Financial Officer            September 20, 1996
   Prem Chopra


/s/Edward A. Sundberg.   Co-Chairman of the Board           September 20, 1996
   Edward A. Sundberg    of  Directors


____________________    Director                           September    , 1996
   Carl R. Bruno


/s/K. Ivan F. Gothner   Director                           September 20, 1996
   K. Ivan F. Gothner


/s/Edward A. Heil       Director                           September 20, 1996
   Edward A. Heil

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